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                                                                    EXHIBIT 10.4

                     FORM OF DEFERRED COMPENSATION AGREEMENT
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         THIS AGREEMENT between THE DIME BANK (the "Employer"), and __________
(the "Employee"), made this _____ day of ________,______.

                                   WITNESSETH:
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         WHEREAS, Employee's efforts on behalf of the Employer in the position of Director is of value to the continued success of the Employer; and

         WHEREAS, as an incentive to Employee to continue his efforts, the Corporation has agreed to pay Employee deferred compensation as provided in this Agreement;

         NOW, THEREFORE, it is hereby agreed as follows:

         1. The Corporation agrees that Employee shall be paid the deferred compensation provided in this Agreement on the earlier of his retirement or severance from the Employer.

         2. The amount payable as deferred compensation shall be equal to a sum of money measured by the collateral assignment portion between Employee and the Corporation accrued during the term of his employment in connection with Employee's split dollar agreement with the Corporation. In the event the Employee's split dollar agreement with the Corporation is terminated during his employment the terms of Paragraph 2 shall still apply.

         3. If the Employee's employment is terminated due to death or his disability while still in the employ of the Corporation, the Corporation shall make the payment at the termination of employment to the employee if disabled and to this beneficiary if deceased.
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         4.  Nothing in this Agreement shall be construed to create a trust or fiduciary relationship between the Corporation and employee. The Employer shall pay the deferred amount from its general assets.

         5. The right of the Employee to deferred compensation shall not be assigned, transferred, pledged or encumbered.

         6. Nothing in this Agreement shall confer upon the Employee the right to continue in the employ of the Corporation.

         7. Any deferred compensation under this Agreement shall not be deemed salary or other compensation to the Employee for the purpose of computing benefits to which he be entitled under any other Pension Plan or other arrangement of the Corporation for the benefit of its employees. This is deferred compensation and not severance pay, having no relationship to any period or term of employment.

         8. The Board of Directors shall have full power and authority to interpret and administer this Agreement and to compute the value of the deferred compensation amount and such determination shall be binding and conclusive on all persons for all purposes. No member of the Board of Directors shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Agreement unless attributable to his own willful misconduct or lack of good faith.

         9. This Agreement shall be binding upon and inure to the benefit of the Corporation, its successors and assigns and the Employee and his heirs, executors, administrators and legal representatives.